UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 11, 2014

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	Commission File Number	I.R.S. Employer Identification No.

Windstream Holdings, Inc.	Delaware	001-32422	46-2847717
Windstream Corporation	Delaware	001-36093	20-0792300

4001 Rodney Parham Road
Little Rock, Arkansas		72212
(Address of principal executive offices)		(Zip Code)

	(501) 748-7000
(Registrants' telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Jeffery R. Gardner

On December 11, 2014, Windstream Holdings, Inc. (“Holdings”) and Windstream Corporation (the “Company” and together with Holdings, “Windstream”) announced that, effective immediately, Jeffery R. Gardner has resigned from his position as President and Chief Executive Officer of Windstream. From the effective date of his resignation through February 1, 2015 (the “Separation Date”), Mr. Gardner will continue to serve as (i) a full-time employee of Windstream in the position of Senior Advisor to the President and Chief Executive Officer of Windstream, and (ii) a member of the Board of Directors of Holdings and the Company pursuant to the terms of an Agreement dated December 11, 2014, between Mr. Gardner and Holdings (the “Agreement”).

The Agreement provides that Mr. Gardner’s base salary and benefit levels in effect as of December 11, 2014 will continue through the Separation Date. Mr. Gardner will not be eligible to participate in Holdings’ annual or long-term incentive programs for 2015 or to receive additional compensation for his services as a member of the Board of Directors of Holdings and the Company. Additionally, pursuant to the Agreement, Holdings will (i) pay or provide to Mr. Gardner the severance benefits due under his employment agreement with Holdings (the “Gardner Employment Agreement”), as previously reported in the Form 8-Ks filed by Windstream on January 4, 2008 and December 22, 2009; and (ii) accelerate vesting of 250,000 equity awards allocated to the 2014 performance period. All of Mr. Gardner’s remaining equity awards, in the amount of 706,945, will lapse as of the effective date of the Agreement.  In exchange for these benefits, Mr. Gardner is required to sign a waiver and release of all claims in favor of Windstream and its affiliates, is obligated to comply with certain confidentiality, non-competition, and non-solicitation provisions contained in the Gardner Employment Agreement for a one year period, and remains subject to Windstream’s Policy Regarding Repayment or Forfeiture of Certain Compensation.

The description of the Agreement contained herein is qualified in its entirety by reference to the full text of the agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Appointment of Anthony W. Thomas

On December 11, 2014, Windstream also announced that, effective immediately, Anthony W. Thomas’ position at Windstream has transitioned from President-REIT Operations to President and Chief Executive Officer of Windstream. Pursuant to this appointment, Mr. Thomas resigned his position as President-REIT Operations. In addition, Mr. Thomas has been appointed as a member of the Board of Directors of Holdings and the Company to serve until his respective successor has been duly elected and qualified.

Mr. Thomas, age 43, joined Windstream in 2006 as Controller and served as the Controller until 2009 when he was appointed Chief Financial Officer of Windstream. Mr. Thomas served as the Chief Financial Officer until October 1, 2014 when he was appointed President-REIT Operations. As a result of his new appointment as President and Chief Executive Officer, Mr. Thomas is being compensated pursuant to the terms of the Employment Agreement dated December 11, 2014, by and between Mr. Thomas and Holdings (the “Employment Agreement”).

The Employment Agreement provides that Mr. Thomas will be employed as President and Chief Executive Officer for the period beginning on December 11, 2014 and ending on December 31, 2019, subject to annual renewals thereafter (the “Employment Period”). During the Employment Period, Mr. Thomas’ annual base salary will be not less than $1,000,000 and his target annual bonus opportunity, commencing with the 2015 fiscal year, will not be less than 125% of his base salary. On December 19, 2014, Mr. Thomas will receive a time-based restricted share award from Holdings with a grant date value of $1,000,000, which award will vest in full on the third anniversary of the date of grant. Additionally, Mr. Thomas will be eligible to participate in equity incentive, employee benefits and perquisite programs and arrangements that are no less favorable than those provided to other senior executives of Windstream.
If, during the Employment Period, Mr. Thomas’ employment is terminated without “Cause” (as defined in the Employment Agreement) or Mr. Thomas terminates his employment with Windstream or its affiliates for “Good Reason” (as defined in the Employment Agreement), then Windstream will pay to Mr. Thomas, in a lump sum, the following amounts: (i) his annual base salary through the date of termination and any other vested benefits, in each case to the extent not previously paid, and (ii) three times his annual base salary. If Mr. Thomas’ employment terminates for any other reason, then the

Employment Agreement will terminate without further obligation to Mr. Thomas other than the obligation to pay his annual base salary through the date of termination and any other vested benefits.
Upon termination of employment, Mr. Thomas is prohibited from soliciting employees or customers of or competing against Holdings and its affiliates, including the Company, for a one-year period and is subject to confidentiality and non-disparagement restrictions. Moreover, Mr. Thomas is required to sign a waiver and release of all claims against Holdings and its affiliates prior to receiving severance benefits under the Employment Agreement.
The description of the Employment Agreement contained herein is qualified in its entirety by reference to the full text of the agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.
Change in Compensatory Arrangements for Robert E. Gunderman

On October 1, 2014, Robert E. Gunderman was appointed Chief Financial Officer of Windstream on an interim basis as previously reported in the Form 8-K filed by Windstream on October 3, 2014. On December 12, 2014, Windstream announced that, effective December 11, 2014, Mr. Gunderman will continue as Windstream’s Chief Financial Officer on a non-interim basis, and additionally will remain in his role as Treasurer, until his successor is duly appointed or until his removal, resignation or death. As a result of the change in the status of his position, Mr. Gunderman will receive an annual base salary of $450,000, effective December 14, 2014, and a time-based restricted share award on December 19, 2014, with a grant date value of $500,000, which award will vest in full on the third anniversary of the date of grant.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
Exhibit 10.1	Agreement dated December 11, 2014 by and between Jeffery R. Gardner and Windstream Holdings, Inc.
Exhibit 10.2	Employment Agreement dated December 11, 2014 by and between Anthony W. Thomas and Windstream Holdings, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WINDSTREAM HOLDINGS, INC.		WINDSTREAM CORPORATION

By:	/s/ John P. Fletcher	By:	/s/ John P. Fletcher
Name:	John P. Fletcher	Name:	John P. Fletcher
Title:	Executive Vice President, Secretary & General Counsel	Title:	Executive Vice President, Secretary & General Counsel

December 12, 2014

Exhibit Index

Number	Description
Exhibit 10.1	Agreement dated December 11, 2014 by and between Jeffery R. Gardner and Windstream Holdings, Inc.
Exhibit 10.2	Employment Agreement dated December 11, 2014 by and between Anthony W. Thomas and Windstream Holdings, Inc.